UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2026

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2026, Hydrofarm Holdings Group, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1), because the Company’s stockholders’ deficit of ($63,296,000) as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 was below the required minimum of $2.5 million, and because, as of March 31, 2026, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Capital Market under the symbol “HYFM,” subject to the Company’s compliance with the other continued listing requirements. The Company has 45 calendar days from April 1, 2026, or until May 16, 2026, to submit to Nasdaq a plan to regain compliance with Listing Rule 5550(b)(1). If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from April 1, 2026, or until September 28, 2026, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel. The hearing request would stay any suspension or delisting action pending the issuance of a written panel decision.

The Company is currently evaluating various courses of action to regain compliance and intends to submit to Nasdaq, within the requisite time period, a plan to regain compliance with Listing Rule 5550(b)(1). There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

The Company, by filing this Current Report on Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Company’s intent or ability to regain compliance with the minimum stockholders’ equity requirement and other continued listing requirements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the SEC on March 27, 2026, and the Company’s other Exchange Act filings. In addition, these forward-looking statements may be subject to risks and uncertainties related to the Company’s ability to meet the continued listing standards of the Nasdaq Capital Market; the Company’s current level of indebtedness; the Company’s ability to maintain and preserve liquidity due to a variety of reasons, including industry conditions such as oversupply, fluctuations in the price of products and competitive industry pressures; and the Company’s ability to access additional sources of capital. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: April 7, 2026	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer & Executive Chairman of the Board of Directors
(Principal Executive Officer)